Exhibit 99.1

                            [TRIPLE CROWN MEDIA LOGO]

             546 E. Main Street o Lexington, KY 40508 o 859-226-4356
                           o www.triplecrownmedia.com

                                                            News Release
                                                            February 19, 2008

         TRIPLE CROWN MEDIA, INC. ANNOUNCES SECOND QUARTER 2008 RESULTS

Lexington, Kentucky - Triple Crown Media, Inc. (Nasdaq: TCMI) announces that for the second quarter ended December 31, 2007, total revenues were $12.5 million and loss from continuing operations was $3.6 million, or ($.75) per share compared to total revenues of $13.0 million and gain from continuing operations of $1.1 million, or $.22 per share for the second quarter of last year. The quarter was adversely affected by a higher tax rate due to the sale of Host Communications.

For the six months ended December 31, 2007, total revenues were $24.4 million and a loss from continuing operations was $5.9 million, or ($1.12) per share compared to total revenues of $25.0 million and gain from continuing operation of $.1 million, or $.03 per share for the comparable quarter last year. The year to date was adversely affected by a higher tax rate due to the sale of Host Communications.

Discontinued operations gives affect to the previously announced disposition of Host Communications, formerly a wholly owned subsidiary of the Company.

"EBITDA for the second quarter of the fiscal year ending June 30, 2008 of $2.9 million was flat compared to the comparable quarter for the prior year. EBITDA year to date was $5.0 million compared to $5.2 for the comparable period last year, the decrease being due to a decrease in advertising revenue and non-cash share-based compensation. Although EBITDA has declined we are pleased that our newspapers are still performing better than most of our peers in the industry. We continue to pursue expense reductions to help offset declines in advertising revenue" said Robert S. Prather, Jr., President and CEO of Triple Crown Media, Inc.

Triple Crown Media owns and operates six daily newspapers and one weekly newspaper in Georgia.

Non-GAAP Financial Measure

In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents earnings before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA is calculated by deducting operating expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense and any gain or loss on disposal of assets. The Company believes this non-GAAP financial measure provides investors with additional insight into the Company's ongoing operating performance. This non-GAAP financial measure should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.

                            TRIPLE CROWN MEDIA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in thousands, except per share data)


                                          Three Months Ended              Six Months Ended
                                              December 31,                  December 31,
                                      --------------------------    --------------------------
                                         2006           2007           2006           2007
                                      -----------    -----------    -----------    -----------
                                      (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)

 Operating revenues:                  $    13,015    $    12,483    $    25,000    $    24,441
 Expenses:
   Operating expenses before
    depreciation, amortization
     Publishing                             8,843          8,443         17,370         16,982
     Corporate and
      administrative                        1,281          1,170          2,394          2,444
   Depreciation and
    amortization                              426            444            871            879
                                      -----------    -----------    -----------    -----------
                                           10,550         10,057         20,635         20,305
                                      -----------    -----------    -----------    -----------
 Operating income                           2,465          2,426          4,365          4,136

 Other expenses:
   Interest expense related to
    Series B preferred stock                 (113)          (113)          (226)          (227)
   Interest expense, other                 (3,310)        (3,018)        (6,463)        (6,523)
   Debt issue cost amortization              (285)          (328)          (551)          (649)
                                      -----------    -----------    -----------    -----------
 Loss from continuing operations
  before income taxes                      (1,243)        (1,033)        (2,875)        (3,263)

 Income tax (benefit) expense              (2,372)         2,615         (3,018)         2,595
                                      -----------    -----------    -----------    -----------
 Income (loss) from continuing
  operations                                1,129         (3,648)           143         (5,858)

 Loss on sale of discontinued
  operations, net                              --         (4,246)            --         (4,246)
 Loss from discontinued operations,
  net                                        (440)       (16,840)          (199)       (40,852)
                                      -----------    -----------    -----------    -----------
 Net income (loss)                            689        (24,734)           (56)       (50,956)

 Series A preferred stock dividends
  accrued                                    (271)          (272)          (542)          (544)
                                      -----------    -----------    -----------    -----------
 Net income (loss) available to
  common stockholders                 $       418    $   (25,006)   $      (598)   $   (51,500)
                                      ===========    ===========    ===========    ===========

Basic per share information:
 Income/(Loss) from continuing
  operations                          $      0.22    $     (0.75)   $      0.03    $     (1.12)
 Income/(Loss) from discontinued
  operations, net of tax              $     (0.08)   $     (4.33)   $     (0.04)   $     (8.62)
 Net income (loss)                    $      0.13    $     (5.08)   $     (0.01)   $     (9.74)
 Net income (loss) available to
  common shareholders                 $      0.08    $     (5.13)   $     (0.12)   $     (9.85)

Weighted average shares
 outstanding                                5,230          4,873          5,200          5,230

Diluted per share information:
 Income/(Loss) from continuing
  operations                          $      0.21    $     (0.75)   $      0.03    $     (1.12)
 Income/(Loss) from discontinued
  operations, net of tax              $     (0.08)   $     (4.33)   $     (0.04)   $     (8.62)
 Net income (loss)                    $      0.13    $     (5.08)   $     (0.01)   $     (9.74)
 Net income (loss) available to
  common shareholders                 $      0.08    $     (5.13)   $     (0.11)   $     (9.85)

Weighted average shares
 outstanding                                5,319          4,873          5,297          5,230


                                Three Months Ended          Six Months Ended
                                   December 31                 December 31
                            -------------------------   -------------------------
                               2006          2007          2006          2007
                            -----------   -----------   -----------   -----------
                            (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)

EBITDA:

Operating revenues          $    13,015   $    12,483   $    25,000   $    24,441

Operating expenses before
 depreciation and
 amortization                    10,124         9,613        19,764        19,426

EBITDA                      $     2,891   $     2,870   $     5,236   $     5,015


Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act:

Except for the historical information contained herein, information set forth in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, which could cause the company's actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, please see the Company's most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

Contacts:
Robert S. Prather, Chairman, at (404) 266-8333, or
Mark G. Meikle, Executive Vice President & Chief Financial Officer, at (859) 226-4376